As filed with the Securities and Exchange Commission on June 8, 2011

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRI-VALLEY CORPORATION
(Exact Name of Issuer in Its Charter)

Delaware	1311	94-1585250
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

Tri-Valley Corporation
4550 California Avenue, Suite 600
Bakersfield, California 93309
(661) 864-0500
(Address of principal executive offices)
______________

TRI-VALLEY CORPORATION 2011 OMNIBUS LONG-TERM INCENTIVE PLAN
(Full title of the plan)
______________

Maston N. Cunningham
President and Chief Executive Officer
Tri-Valley Corporation
4550 California Avenue, Suite 600
Bakersfield, California 93309
 (Name and address of agent for service)

(661) 864-0500
(Telephone number, including area code, of agent for service)
______________

Copies of all communications to:
Joshua A. Lane
K&L Gates LLP
1900 Main Street, Suite 600
Irvine, California 92614
(949) 253-0900
______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	7,000,000	$0.67	$4,690,000	$544.51

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock of Tri-Valley Corporation that become issuable under its 2011 Omnibus Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock..

(2)           In accordance with Rule 457(h), the aggregate offering price is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices (rounded to the nearest cent) reported on the NYSE Amex on June 7, 2011.

______________

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

The information required by this Item 1 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.     Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents have been filed by Tri-Valley Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 22, 2011;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 9, 2011;

●
Current Reports on Form 8-K filed on January 3, 2011, January 5, 2011, January 6, 2011, January 7, 2011, February 4, 2011, February 24, 2011, March 30, 2011, April 6, 2011, April 8, 2011, April 21, 2011, May 19, 2011, June 3, 2011, and June 7, 2011 (other than the portions of those documents furnished but deemed not to have been filed); and

●
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 24, 2003, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.  The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, or DGCL, against all expense, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, or an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, the Company’s amended and restated certificate of incorporation eliminates the liability of a director to the Company or the Company’s stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to the Company or the Company’s stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; and

●	from any transaction from which the director derived an improper personal benefit.

The foregoing discussion of the Company’s amended and restated certificate of incorporation, amended and restated bylaws, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such amended and restated certificate of incorporation, amended and restated bylaws, or law.

The Company has directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage in certain situations where the Company cannot directly provide indemnification under the DGCL.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9.     Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, California, on June 8, 2011.

TRI-VALLEY CORPORATION

By: /s/ Maston N. Cunningham
Maston N. Cunningham
President and Chief Executive Officer

POWER OF ATTORNEY

 Each of the undersigned officers and directors of Tri-Valley Corporation does hereby constitute and appoint Maston N. Cunningham and John E. Durbin, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maston N. Cunningham	President and Chief Executive Officer	June 8, 2011
Maston N. Cunningham	(principal executive officer)

/s/ John E. Durbin	Chief Financial Officer (principal financial	June 8, 2011
John E. Durbin	and accounting officer)

/s/ G. Thomas Gamble
G. Thomas Gamble	Director (Chairman)	June 8, 2011

/s/ Loren J. Miller
Loren J. Miller	Director	June 8, 2011

/s/ Henry Lowenstein, Ph.D.
Henry Lowenstein, Ph.D.	Director	June 8, 2011

/s/ Paul W. Bateman
Paul W. Bateman	Director	June 8, 2011

/s/ Edward M. Gabriel
Edward M. Gabriel	Director	June 8, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Form S-3 (No. 333-163442), filed with the SEC on December 2, 2009).

4.2	Certificate of Designation in Respect of Series A Preferred Stock (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K, filed with the SEC on October 6, 2010).

4.3
Articles of Amendment of Certificate of Designation in Respect of Series A Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Form S-1 (No. 333-174358), filed with the SEC on May 20, 2011).

4.4
Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on April 6, 2011).

4.5	Amended and Restated Bylaws, effective as of March 29, 2011 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on March 30, 2011).

4.6
Rights Agreement, dated December 1, 2009, as amended, with Wells Fargo Bank, N.A., as successor rights agent to Registrar and Transfer Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 22, 2011).

4.7	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K dated April 6, 2010, filed with the SEC on April 6, 2010).

4.8
Warrant Agent Agreement, dated as of April 6, 2010, by and between the Company and Wells Fargo Bank, N.A., as successor to Registrar and Transfer Company  (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K dated April 6, 2010, filed with the SEC on April 6, 2010).

4.9	Form of Series B Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K/A dated April 6, 2010, filed with the SEC on April 7, 2010).

5.1	Opinion of K&L Gates LLP, filed herewith.

23.1	Consent of Independent Petroleum Engineers and Geologists, Leland B. Cecil, filed herewith.

23.2	Consent of Independent Petroleum Engineers and Geologists, AJM Petroleum Consultants, filed herewith.

23.3	Consent of Avalon Development Corporation, filed herewith.

23.4	Consent of Brown Armstrong Accountancy Corporation, filed herewith.

23.5	Consent of K&L Gates LLP (see Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereof).

99.1
Tri-Valley Corporation 2011 Omnibus Long-Term Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders, filed with the SEC on May 3, 2011).